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                                                                    EXHIBIT 10.3

                     FORM OF EXECUTIVE EMPLOYMENT AGREEMENT


         This Agreement is made and entered into as of December 11, 2000 between Sybron International Corporation d/b/a Apogent Technologies, a Wisconsin corporation ("Company"), and __________ ("Executive").

                                W I T N E S S E T H:

         WHEREAS, Company desires to retain the services of Executive upon the terms and conditions set forth herein;

         WHEREAS, Executive desires to be employed by Company upon the terms and conditions set forth herein;

         NOW, THEREFORE, Executive and Company, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

         1.       Basic Employment Provisions.

                  (a) Employment and Term. Company hereby employs Executive as [POSITION] and Executive agrees to be employed by Company in such capacity, for a period commencing on the date hereof and continuing until December 31, 2003 (such period shall be referred to herein as the "Employment Period"). [FOR MR. YONTZ ONLY: The Company agrees to utilize its best efforts to continue Executive's employment in such capacity during the Employment Period. If at any time during the Employment Period, Executive is not reelected as the Chairman of the Board, Executive shall continue in employment with the Company in a substantially similar capacity.]

                  (b) Duties. [FOR MR. YONTZ: Executive shall report to the Board of Directors (the "Board") of Company and shall have those duties and responsibilities which are normally provided by the Chairman of the Board of a public company. In the event that Executive is not reelected as Chairman of the Board, Executive shall have those duties assigned to him by the Board; provided that such duties are substantially similar to those previously performed by Executive.][FOR MR. HARRIS: Executive shall report to the Board of Directors (the "Board") of Company and shall perform such duties and responsibilities as are reasonably requested by the Board or the General Counsel of the Company.][FOR MR. BROWN: Executive shall report to the Board of Directors (the "Board") of Company and shall have the following duties and responsibilities:
(i) conduct financial reviews and analyses of the Company and its subsidiaries as requested by the Board or the audit committee of the Board, (ii) assist the Company with acquisition analysis or due diligence, and (iii) provide financial advice to the


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Board and operational management.] Executive shall perform his duties to the best of his abilities, but effective January 1, 2001 shall not be required to devote more than ten (10) hours per week to the performance of his duties hereunder.

                  (c) Location. All services to be provided under this Agreement are to be provided from Milwaukee, Wisconsin, unless otherwise agreed upon by the parties. The Company will provide Executive with an office at 411 East Wisconsin Avenue in Milwaukee, Wisconsin [FOR MR. YONTZ:(or such other location in the Greater Milwaukee metropolitan area selected by Executive)][FOR MESSRS. HARRIS AND BROWN: (or such other location in the Greater Milwaukee metropolitan area selected by the Company's current Chairman of the Board, Kenneth F. Yontz)] and provide secretarial assistance, as well as telephone, fax and other services customarily provided to employees in similar positions. The Company will also provide Executive with parking in the building at 411 East Wisconsin Avenue (or such other location selected by Executive).

         2.       Compensation and Benefits.

                  (a) Salary. Effective January 1, 2001, Company shall pay to Executive during the Employment Period an annual base salary of $__________ for the services to be rendered by Executive hereunder. Effective January 1, 2001, if Executive performs services for the Company in excess of ten (10) to fifteen
(15) hours per week, the Company shall pay Executive $_____ per hour for such services. Executive's compensation shall accrue and be payable in accordance with the payroll practices of Company in effect from time to time. All such payments shall be subject to deduction and withholding required by applicable law. During the Employment Period, Executive shall be eligible for salary increases. Such increases shall be at the sole discretion of the Company and nothing herein contained shall be construed as granting Executive a vested right to any such increases.

                  (b) Bonus. Executive shall not be entitled to participate in the Company's executive bonus plan during the Employment Period; provided however that the Board, in its discretion, may award Executive a bonus for his services during the Employment Period.

                  (c) Benefits. During the Employment Period, Executive shall be entitled to such employee benefits and other benefits as are customarily accorded the executives of Company and its subsidiaries, including without limitation participation in pension, profit- sharing, stock option, and other retirement or incentive plans, and group life, hospitalization and other welfare or insurance plans, club memberships, financial planning, executive physicals, automobile lease plans and vacation ("Benefit Plans"). The benefits provided under this section shall be substantially similar to the benefits received by Executive (and his family) pursuant to the Benefit Plans in effect immediately prior to the effective date of this Agreement.

                  (d) Expense Reimbursement. During the Employment Period, Company shall reimburse Executive, upon the submission of properly documented expense account reports, for


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all reasonable travel and entertainment expenses incurred by Executive in the course of his employment with Company. [FOR MR. YONTZ: All air travel on Company business shall be on the corporate plane, if available; provided that Executive may elect to travel on his personal aircraft with reimbursement to Executive at the rate of $2,870 per hour.][FOR MESSRS. HARRIS AND BROWN: All air travel on Company business shall be first class.]

         3.       Termination of Employment.

                  (a) Death or Disability. Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. For the purpose of this Agreement, "Disability" shall be deemed to have occurred if Executive shall have been unable to perform his duties hereunder due to mental or physical incapacity for a period of six (6) consecutive months. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b)      Termination by the Company for Cause.

                  (i) The Company may terminate the Executive's employment during the Employment Period for Cause. For the purposes of this Agreement, "Cause" shall be deemed to be breach of this Agreement, fraud, dishonesty, competition with Company or any subsidiary of Company, unauthorized use of Company's or any such subsidiary's trade secrets or confidential information or continued gross neglect by Executive of the duties assigned to him by the Board (if such neglect continues for thirty (30) days after notice by the Board to Executive specifying the duties being neglected by Executive).

                  (ii) A termination of the Executive's employment for Cause shall be not be effective unless it is accomplished in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten (10) nor more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board, excluding employee directors, stating that, in the good faith opinion of the Board,


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the Executive is guilty of the conduct described in the Notice of Termination for Cause and that such conduct constitutes Cause under this Agreement. The failure to set forth any fact or circumstance in a Notice of Termination for Cause shall not constitute a waiver of the right to assert, and shall not preclude the Company from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (c) Termination by Executive. Executive may terminate the Employment Period at any time on or before December 31, 2001 upon one hundred eighty (180) days' advance written notice to the Company. Executive may terminate the Employment Period at any time after December 31, 2001 upon ninety
(90) days' advance written notice to the Company.


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                  (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the Executive's employment is terminated by the Company for Cause, or the date specified by the Executive in the case of a termination by Executive.

         4.       Obligations of the Company Upon Termination.

                  (a) Death and Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts: (i) any portion of the Executive's base salary through the Date of Termination that has not yet been paid; and (ii) an amount equal to the base salary Executive would have received for the remainder of the Employment Period. In addition, during the remainder of the Employment Period, the Company shall arrange to provide Executive and his spouse with accident and health insurance benefits substantially similar to those which Executive was receiving or entitled to receive immediately prior to the termination. The rights of Executive under any other Benefit Plan shall be determined by the terms of such Benefit Plan. The Company shall have no further obligations under this Agreement.

                  (b) By the Company For Cause; By the Executive. If the Executive's employment is terminated by the Company for Cause or by the Executive during the Employment Period, no further compensation shall be paid to Executive after the Date of Termination; provided, however, that the rights of Executive under any Benefit Plan shall be determined by the terms of such Plan.

         5.       Change in Control.

                  (a) Benefits Payable to Executive. If a Change in Control (as hereinafter defined) shall have occurred and thereafter Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason (as hereinafter defined) during the Employment Period, Executive shall be entitled to the following benefits:

                  (i) The Company shall pay Executive his full base salary through the date of termination at the rate in effect at the time, no later than the fifth day following the date of termination, plus all other amounts to which Executive is entitled under any stock option, incentive compensation and other benefit plans of the Company applicable to Executive, at the time such payments are due.

                  (ii) The Company shall pay as severance to Executive a severance payment (the "Unadjusted Severance Payment") equal to three times Executive's average salary and bonus in the five full calendar years immediately prior to the Change in Control.


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                  (iii) The Unadjusted Severance Payment shall not be reduced by the amount of any other payment or the value of any benefit received or to be received by Executive in connection with Executive's termination of employment or contingent upon a change in control of the Company (whether payable pursuant to the terms of this Agreement or any other agreement, plan or arrangement with the Company or an Affiliate, predecessor or successor of the Company or any person whose actions result in a change in control of the Company or an Affiliate of such person) unless (1) in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to Executive, such other payments or benefit constitutes a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (2) in the opinion of such tax counsel, the Unadjusted Severance Payment Plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b) (2) of the Code would result in a portion of the Unadjusted Severance Payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the Unadjusted Severance Payment shall be reduced by the minimum amount necessary such that no portion thereof will be subject to the excise tax under
Section 4999 of the Code. The Unadjusted Severance Payment, as reduced, if at all, pursuant to the provisions of this paragraph shall be referred to as the Adjusted Severance Payment. In determining whether the Unadjusted Severance Payment shall be reduced under this paragraph, (A) there shall not be included in the computation any payment if Executive shall have effectively waived his receipt or enjoyment of such payment or benefit, and (B) the value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (iv) Except to the extent that the payment thereof would subject any payment hereunder to the excise tax under Section 4999 of the Code:

                  (A) The Company shall also pay to Executive, as incurred, all legal fees and expenses reasonably incurred by Executive as a result of the termination of his employment (including all such fees and expenses, if any, incurred in successfully contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); and

                  (B) For a thirty-six (36) month period after termination of Executive's employment, the Company shall arrange to provide Executive with life, accident and health insurance benefits substantially similar to those which Executive was receiving or entitled to receive immediately prior to the termination. Benefits otherwise receivable by Executive pursuant to this Section 5(a)(iv)(B) shall be reduced to the extent comparable benefits are actually received by Executive during the thirty-six (36) month period following Executive's termination, and any such benefits actually received by Executive shall be reported to the Company.


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                  (v) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive and the Company in applying the terms of this Section 5(a), the aggregate "parachute payments" paid to or for Executive's benefit are in an amount that would result in any portion of such "parachute payments" being subject to the excise tax under Section 4999 of the Code, then Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of
(1) the excess of the aggregate "parachute payments" paid to or for Executive's benefit over the aggregate "parachute payments" that would have been paid to or for Executive's benefit without any portion of such "parachute payments" being subject to the excise tax under Section 4999 of the Code; and (2) interest on the amount set forth in clause (1) of this sentence at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such excess until the date of such payment.

                  (vi) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this
Section 5 be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise except as specifically provided in this Section 5.

                  (vii) The Company shall pay Executive the Unadjusted Severance Payment in a lump sum no later than the fifth day following the date of termination; provided, however, that if the Company in good faith believes that the Unadjusted Severance Payment must be reduced under the provisions of Section 5(a)(iii) hereof, the Company shall pay to Executive at such time a good faith estimate of the Adjusted Severance Payment (the "Estimated Adjusted Severance Payment," the computation of which shall be given to Executive in writing together with a written explanation of the basis for making such adjustment), which amount shall in no event be less than 50% of the Unadjusted Severance Payment. The Company shall, within sixty (60) days of the date of termination, either pay to Executive the balance of the Unadjusted Severance Payment together with interest thereon at the Applicable Federal Rate (as defined in Sections 1274(d) of the Code) or deliver to Executive a copy of the opinion of the tax counsel referred to in Section 5(a)(iii) hereof establishing the amount of the Adjusted Severance Payment. If the Adjusted Severance Payment exceeds the Estimated Adjusted Severance Payment, the difference shall be paid to Executive at such time together with interest thereon at the applicable federal rate (as defined in Section 1274(d) of the Code).

                  (b) Definitions. For purposes of this Agreement, the following terms shall be defined as follows:

                  (i) Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company or any of its affiliates, a trustee or other fiduciary holding securities under any employee benefit plan of the


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Company or its affiliates, an underwriter temporarily holding securities pursuant to an offering of securities or any company owned directly or indirectly by the shareholders of Company in substantially the same proportion as their ownership of Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, (other than where such acquisition occurs in connection with a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding securities acquired directly from the Company or any of its affiliates; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, provided that a director whose initial assumption of office in connection with an actual or threatened election contest would not be deemed an approved director for purposes of determining whether approved directors have ceased to constitute a majority of the Board; (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) is or becomes the "beneficial owner" (as herein above defined) directly or indirectly, of securities in the Company (excluding securities acquired by such person directly from the Company or any of its affiliates), representing 25% or more of the combined voting power of the Company's then outstanding securities; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (ii) Good Reason. For the purpose of this Agreement, "Good Reason" shall mean the occurrence, without Executive's express written consent, of any of the following circumstances unless, in the case of paragraphs (A),
(E), (F), (G), or (H), such circumstances are fully corrected prior to the date of termination specified in the notice given in respect thereof:

                  (A) the assignment to Executive of any duties inconsistent with his position as described in Section 1(b) of this Agreement, his removal from such position, or a substantial diminution in the nature or status of Executive's responsibilities from those in effect immediately prior to the Change in Control;

                  (B) a reduction by the Company or any of its subsidiaries in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;


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                  (C) the relocation of the office in which Executive is located prior to the Change in Control to a location more than fifty (50) miles therefrom or the Company or any of its subsidiaries requiring Executive to be based anywhere other than the office in which Executive is located prior to the Change in Control except for required travel on the business of the Company and its subsidiaries to an extent substantially consistent with Executive's present business travel obligations;

                  (D) the failure by the Company to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                  (E) the failure by the Company or any of its subsidiaries to continue in effect any compensation plan in which Executive participates prior the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made in such plan in connection with the Change in Control, or the failure by the Company or any of its subsidiaries to continue Executive's participation therein on the same basis, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the Change in Control;

                  (F) the failure by the Company or any of its subsidiaries to continue to provide Executive with benefits at least as favorable as those enjoyed by Executive under the employee benefit and welfare plans of the Company and its subsidiaries, including, without limitation, the pension and profit sharing, stock option, life insurance, medical, health and accident, disability, deferred compensation and savings plans in which Executive was participating at the time of the Change in Control, the taking of any action by the Company or any of its subsidiaries which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company or any of its subsidiaries to provide Executive with the number of paid vacation days to which he is entitled at the time of the Change in Control;

                  (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

                  (H) any purported termination of Executive's employment which is not effected pursuant to a proper notice of termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. A Change in Control of the Company shall not, by itself, constitute Good Reason.


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                  (c) No Duplication of Benefits. If Executive receives benefits under this Section 5, he shall not be entitled to benefits under Section 4 of the Agreement.

         6.       Assignment.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive had terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to him hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

                  (c) This Agreement shall inure to the benefit of and shall be enforceable by Company, its successors and assigns, and the rights and obligations of this Agreement may not be delegated or assigned by Executive.

         7.       Confidential Information.

                  (a) Non-Disclosure. During the Employment Period or at any time thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Executive will not directly or indirectly, reveal, divulge, disclose or communicate to any person or entity other than authorized officers, directors and employees of Company, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Company without the prior written consent of the Board, except in connection with the fulfillment of his duties hereunder.

                  (b) Definition. As used herein, "Confidential Information" means information disclosed to or known by Executive as a direct or indirect consequence of or through his association with Company and its subsidiaries, about Company or any subsidiary of Company, their businesses, products and practices, including but not limited to trade secrets, know-how, technical information,


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and financial information, which information is not generally known in the business in which Company or any subsidiary of Company is or may become engaged. However, Confidential Information shall not include any information which is (i) available to the public from a source other than Executive, (ii) released in writing by Company to the public or to persons who are not under a similar obligation of confidentiality to Company and who are not parties to this Agreement, (iii) obtained by Executive from a third party not under a similar obligation of confidentiality to Company, or (iv) required to be disclosed by any court process or any government or agency or department of any government.

                  (c) Return of Property. Upon termination of the Employment Period, Executive will surrender to Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of Company and all subsidiaries of Company, and all copies thereof, and all other property belonging to Company and all subsidiaries of Company, provided that Executive shall be accorded reasonable access to such materials subsequent thereto for any proper purpose as determined in the reasonable judgment of Company.

         8. Agreement Not to Compete. It is recognized that in order to ensure enforcement of the provisions of this Agreement related to confidential information, that a limited covenant restricting competition is necessary. Executive agrees that while he is employed by the Company and for a period of one (1) year following the Date of Termination, neither he nor any affiliate shall, either in his or its own behalf or as a partner, officer, director, employee, agent or shareholder (other than as the holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under the Securities Exchange Act of 1934, as amended) engage in, invest in. or render services to any person or entity engaged in the businesses in which Company or any subsidiary of Company is then engaged and situated within any country in which the Company or the particular subsidiary is so engaged. Nothing contained in this Section 8 shall be construed as restricting Executive's right to sell or otherwise dispose of any business or investments owned or operated by Executive as of the date hereof. This provision shall not prevent Executive's acceptance of employment with any business entity which is diversified and made up of separate operations and which, as part of its business, is not competitive with the Company or any subsidiary of the Company. Further, this provision shall not prevent Executive's acceptance of employment with another business entity during the Employment Period so long as such employment is not in violation of this Section 8.

         9. Agreement Not to Solicit Clients and Employees. Executive agrees that, for a period of two years following the Date of Termination of the Employment Period, neither he nor any affiliate shall, on behalf of any business engaged in a business competitive with Company or any subsidiary of Company, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, Company or any subsidiary of Company to terminate his employment or agency, as the case may be, with the Company or such subsidiary.


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         10. Assignment of Inventions. Executive agrees that he will assign to
Company or its appropriate subsidiary all inventions, discoveries and improvements relating to its lines of business, conceived or made by him solely or jointly with others during the Employment Period, and to execute, upon request, whether during the Employment Period or thereafter, any and all applications for patents, assignments and other papers which Company or its counsel may deem necessary or appropriate for securing to it in all countries, exclusive rights in all such inventions, discoveries and improvements.

         11. No Violation. Executive represents and warrants to Company that the execution, delivery and performance of this Agreement by Executive does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which Executive or his affiliates are a party or by which Executive, or to the best knowledge of Executive, Executive's affiliates may be bound or affected.

         12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered when actually received or, if mailed, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

         Company:              Sybron International Corporation
                               48 Congress Street
                               Portsmouth, NH 03801
                               Attention: Secretary


         Executive:            -----------------------

                               -----------------------

                               -----------------------

         14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

         15. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing duly executed by an officer of Company expressly authorized by the Board to do so and by Executive.


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         16. Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed as a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or of any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

         17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

         18. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                EMPLOYER:

                                SYBRON INTERNATIONAL CORPORATION


                                By:
                                   ------------------------------------------

                                  Name:
                                       --------------------------------------

                                  Title:
                                        -------------------------------------


                                Executive:


                                By:
                                   ------------------------------------------



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